EXHIBIT 99.1

NEWS

TEAM, INC.	For immediate release
13131 Dairy Ashford, Suite 600	Contact: Greg L. Boane (281) 388-5541
Sugar Land, TX 77478

SUGAR LAND, TX, May 9, 2016 -- Team, Inc. (NYSE: TISI) today released full financial results for the first quarter ended March 31, 2016. Team reported an adjusted net loss of $0.2 million ($0.01 loss per diluted share) for the current quarter versus adjusted net income of $5.3 million ($0.25 earnings per diluted share) for the prior year quarter. Revenues for the current quarter increased by 30% to $250.9 million compared to revenues of $192.4 million for the prior year quarter. Revenues for the current quarter include $70.3 million related primarily to the recent acquisitions of Qualspec Group and Furmanite. Excluding incremental revenues from acquisitions, current quarter revenues declined by 6% compared to the prior year quarter. (Adjusted earnings in the current quarter exclude certain non-routine items that are not indicative of Team’s ongoing operating activities of $6.2 million (net of tax), or $0.26 per diluted share, as detailed in the accompanying schedule).

“The weak results for the first quarter reflect continued soft market conditions; all business units were impacted by project deferrals and reduced plant turnaround activities versus the prior year quarter. Operating margins declined in the current quarter on reduced activity levels and lower average margin service mix as higher margin advanced and specialty services normally tied to large turnaround projects were lower in the current quarter. We anticipate continued market headwinds across all business units during the remainder of 2016 while our customers’ maintenance and inspection spending levels remain depressed due to generally weak energy sector conditions” said Ted Owen, Team’s President and CEO. “As a result of the soft business environment, we are implementing $20 million of cost reduction initiatives in our legacy businesses that will be fully realized by 2017,” said Mr. Owen. “This is in addition to the merger related synergies we have previously identified of $20-25 million associated with the Furmanite acquisition.”

“Our focus in 2016 is to build the premier global industrial services company in our space. The integration of Furmanite and Qualspec and the implementation of a new ERP platform will provide a stronger, more competitively distinct foundation for our company as our end markets improve,” said Mr. Owen. “Looking beyond the current market headwinds and business integration activities, we remain very optimistic about the earnings and growth potential of our company--capitalizing on the combined strengths of the legacy Team, Qualspec and Furmanite businesses.”

GAAP Earnings

Team’s net income reported in accordance with generally accepted accounting principles (including non-routine items) was a net loss of $6.4 million ($0.27 loss per diluted share) for the current quarter as compared to net income of $3.3 million ($0.15 earnings per diluted share) in the prior year quarter. Certain non-routine items that are not indicative of Team’s ongoing operating activities have been excluded when arriving at adjusted earnings. In the current quarter, the most significant non-routine items pertained to acquisition costs associated with the Furmanite transaction ($6.1 million), professional fees for acquired business integration and changing the fiscal year end ($2.2 million) and non-capitalized ERP implementation costs ($1.3 million). Costs associated with the Furmanite transaction include $4.8 million incurred by the legacy Furmanite business primarily associated with change of control and severance payments. A reconciliation of net income (loss), reported in accordance with generally accepted accounting principles, to adjusted net income (loss) is contained in the accompanying schedule.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Tuesday, May 10, 2016 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team’s website, www.teaminc.com. Individuals wishing to participate in the conference call by phone may call 888-699-2378 and use conference code 2591190 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection, mechanical services and engineering assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. Team’s common stock is traded on the New York Stock Exchange under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)
Revenues	$250,854	$192,407
Operating expenses	184,872	138,364
Gross margin	65,982	54,043

Selling, general and administrative expenses	73,362	46,344
Operating income (loss)	(7,380)	7,699

Foreign currency loss	38	374
Loss on investment in Venezuela	—	1,177
Other expense / (income), net	(10)	2
Interest expense, net	2,935	567
Earnings (loss) from continuing operations before income taxes	(10,343)	5,579

Provision (benefit) for income taxes	(3,783)	2,213
Income (loss) from continuing operations	(6,560)	3,366

Income from discontinued operations	126	—
Net income (loss)	(6,434)	3,366
Less: Income attributable to non-controlling interest	—	60
Net income (loss) available to common shareholders	$(6,434)	$3,306

Basic earnings (loss) per share:
Continuing operations	$(0.27)	$0.16
Discontinued operations	—	—
Net income (loss)	$(0.27)	$0.16

Diluted earnings (loss) per share:
Continuing operations	$(0.27)	$0.15
Discontinued operations	—	—
Net income (loss)	$(0.27)	$0.15
Weighted average number of shares outstanding:
Basic	24,030	20,396
Diluted	24,030	21,592

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

Adjusted Net income (loss):
Net income (loss) available to common shareholders	$(6,434)	$3,306
Non-routine acquisition costs (Corporate)	6,071	—
Non-routine legal fees (Quest)	72	1,096
Non-routine professional fees (Corporate)	2,223	—
Non-routine ERP costs (Corporate)	1,298	—
Non-routine EA asset write-off (Team Furmanite)	—	383
Non-routine loss on investment in Venezuela	—	1,177
Non-routine foreign currency loss	—	673
Tax impact of adjustments	(3,445)	(1,321)
Adjusted Net income (loss)	$(215)	$5,314

Adjusted Net income (loss) per common share:
Basic	$(0.01)	$0.26
Diluted	$(0.01)	$0.25

Adjusted EBITDA:
Operating income (loss) (“EBIT”)	$(7,380)	$7,699
Non-routine acquisition costs (Corporate)	6,071	—
Non-routine legal fees (Quest)	72	1,096
Non-routine professional fees (Corporate)	2,223	—
Non-routine EA asset write-off (Team Furmanite)	—	383
Non-routine ERP costs (Corporate)	1,298	—
Adjusted EBIT	2,284	9,178
Depreciation and amortization	10,023	5,690
Non-cash share-based compensation costs	1,706	1,286
Adjusted EBITDA	$14,013	$16,154

Segment Data:
Revenues:
Team QualSpec	$136,262	$107,191
Team Furmanite	100,594	69,352
Quest	13,998	15,864
	$250,854	$192,407
Adjusted EBIT
Team QualSpec	$7,944	$10,375
Team Furmanite	7,039	4,824
Quest	(685)	2,359
Corporate and shared support	(12,014)	(8,380)
	$2,284	$9,178
Adjusted EBITDA
Team QualSpec	$12,998	$12,515
Team Furmanite	10,363	6,669
Quest	597	3,794
Corporate and shared support	(9,945)	(6,824)
	$14,013	$16,154

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
MARCH 31, 2016 AND DECEMBER 31, 2015
(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)

Current assets	$509,764	$314,559

Property, plant and equipment, net	201,015	124,983

Other non-current assets	469,775	359,449

Total assets	$1,180,554	$798,991

Current liabilities	$139,954	$92,160

Long-term debt net of current maturities	416,886	351,383

Other non-current liabilities	74,530	17,302

Stockholders’ equity	549,184	338,146

Total liabilities and stockholders’ equity	$1,180,554	$798,991

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
MARCH 31, 2016 AND MARCH 31, 2015
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)

Net income (loss)	$(6,434)	$3,366

Depreciation, amortization and non-cash share-based compensation expense	12,158	6,976

Working capital changes	14,737	(4,787)

Other items affecting operating cash flow	1,038	4,350

Net cash provided by operating activities	$21,499	$9,905

Capital expenditures	(11,580)	(7,648)

Cash used for business acquisitions, net	(33,077)	—

Proceeds from sale of assets	1,232	52

Other items affecting investing cash flow	92	(519)

Net cash used in investing activities	$(43,333)	$(8,115)

Borrowings on debt, net	64,950	10,670

Purchase of treasury stock	(1,720)	(21,138)

Debt issuance costs	(380)	—

Cash associated with share-based payment arrangements, net	1,108	1,621

Net cash provided by (used in) financing activities	$63,958	$(8,847)

Effect of exchange rate changes	1,360	(1,925)

Change in cash and cash equivalents	$43,484	$(8,982)